RESTRICTED STOCK AGREEMENT
                           --------------------------

                                 PURSUANT TO THE
                                  ROEBLING BANK

                           2006 RESTRICTED STOCK PLAN
                           --------------------------

                           FOR OFFICERS AND EMPLOYEES

         This Agreement shall constitute an award of Restricted Stock ("Award") for a total of ______________ shares of Common Stock of Roebling Financial Corp, Inc. (the "Company"), which is hereby granted to ___________ (the "Participant") at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Roebling Bank 2006 Restricted Stock Plan (the "Plan") adopted by Roebling Bank (the "Bank") which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Purchase Price. The purchase price for each share of Common Stock awarded by this Agreement is $0.00.

       2. Vesting of Plan Awards. The Award of such Common Stock shall be deemed non-forfeitable in accordance with the provisions of the Plan, provided the holder of such Award is an employee, director or director emeritus of the Bank as of such date, as follows:

             (a)   Schedule of Vesting of Awards.

                                          Number      Percentage of Total Shares
                                          of          Awarded Which Are
Date                                      Shares      Non-forfeitable
----                                      ------      ---------------

Upon grant............................    ______                  0%
As of ________________................    ______                 20%
As of ________________................    ______                 40%
As of ________________................    ______                 60%
As of ________________................    ______                 80%
As of ________________................    ______                 100%

A. Notwithstanding anything herein or in the Plan to the contrary, all Shares subject to an Award held by a Participant whose service with the Bank or the
Corporation terminates due to death shall be deemed 100% earned and non-forfeitable as of the Participant's last date of service with the Corporation or the Bank and shall be distributed as soon as practicable thereafter to the Beneficiary as set forth in accordance with the Plan.

B. Such Award shall be immediately 100% earned and non-forfeitable upon Disability of the Participant.

C. Upon a Change in Control of the Corporation or the Bank, all such Awards shall be immediately 100% vested and exercisable.

             (b) Restrictions on Awards. This Award may not be delivered to the recipient if the issuance of the Shares pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Participant's receipt of this Award, the Bank may require the person receiving this Award to make any representation and warranty to the Bank as may be required by any applicable law or regulation.

       3. Non-transferability of Award. This Award may not be transferred in any manner prior to such Award, or portion thereof, being deemed non-forfeitable.

       4. Other Restrictions on Award. This Award shall be subject to such other restrictions and limitations as are contained in the Plan or as determined by the Plan Committee administering such Plan.

                                                     Roebling Bank



Date of Grant:                                       By:   _____________________

Attest:

[SEAL]


PARTICIPANT ACKNOWLEDGEMENT


______________________________________            ______________________________
PARTICIPANT                                       DATE

                           RESTRICTED STOCK AGREEMENT
                           --------------------------

                                 PURSUANT TO THE

                                  ROEBLING BANK
                           2006 RESTRICTED STOCK PLAN
                           --------------------------

                           FOR NON-EMPLOYEE DIRECTORS

         This Agreement shall constitute an award of Restricted Stock ("Award") for a total of 2,185 shares of Common Stock of Roebling Financial Corp, Inc. (the "Corporation"), which is hereby granted to __________ (the "Participant") at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Roebling Bank 2006 Restricted Stock Plan (the "Plan") adopted by Roebling Bank (the "Bank") which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Purchase Price. The purchase price for each share of Common Stock awarded by this Agreement is $0.00.

         2. Vesting of Plan Awards. The Award of such Common Stock shall be deemed earned and non-forfeitable in accordance with the provisions of the Plan, during periods of continued service as a Director or Director Emeritus as follows:

                  (a)      Schedule of Vesting of Awards.

                                            Number    Percentage of Total Shares
                                            of        Awarded Which Are
Date                                        Shares    Non-forfeitable
----                                        ------    ---------------

Upon Grant                                    728           33 1/3%
As of January 30, 2007...................     728           66 2/3%
As of January 30, 2008...................     729           100%

A. Notwithstanding anything herein or in the Plan to the contrary, all Shares subject to an Award held by a Participant whose service with the Bank or the
Corporation terminates due to death shall be deemed 100% earned and non-forfeitable as of the Participant's last date of service with the Corporation or the Bank and shall be distributed as soon as practicable thereafter to the Beneficiary as set forth in accordance with the Plan.

B. Such Award shall be immediately 100% earned and non-forfeitable upon Disability of the Participant. C. Upon a Change in Control of the Corporation or the Bank, all such Awards shall be immediately 100% vested and exercisable.

             (b) Restrictions on Awards. This Award may not be delivered to the recipient if the issuance of the Shares pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Participant's receipt of this Award, the Company may require the person receiving this Award to make any representation and warranty to the Company as may be required by any applicable law or regulation.

       3. Non-transferability of Award. This Award may not be transferred in any manner prior to such Award, or portion thereof, being deemed earned and non-forfeitable.

       4. Other Restrictions on Award. This Award shall be subject to such other restrictions and limitations as are contained in the Plan or as determined by the Plan Committee administering such Plan.



                                                      ROEBLING BANK



Date of Grant:     January 30, 2006                   By: ______________________



Attest:



[SEAL]

PARTICIPANT ACKNOWLEDGEMENT



______________________________________      ______________________________
PARTICIPANT                                                   DATE


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